       EXHIBIT 99.1

A. M. CASTLE & CO.	3400 North Wolf Road Franklin Park, Illinois 60131 (847) 455-7111 (847) 455-6930 (Fax)

For Further Information:

———AT THE COMPANY———	——AT FD ASHTON PARTNERS——
Scott Stephens	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2577	(312) 553-6717
Email: sstephens@amcastle.com	Email: kpyra@ashtonpartners.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE

WEDNESDAY, APRIL 15, 2009

A. M. CASTLE & CO. ANNOUNCES ADDITIONAL COST REDUCTION MEASURES

FRANKLIN PARK, IL, APRIL 15TH - A. M. CASTLE & CO. (NYSE: CAS), a global distributor of specialty metal and plastic products, services and supply-chain solutions, today announced a series of cost reduction initiatives amid continued challenges in the global economy and the metals market. In March of 2009, the Company announced its intention to reduce 2009 operating expenses by at least $45 million. With the latest additions to its cost management efforts, the Company expects a $65 million operating expense reduction in 2009 compared to prior year levels, a reduction of over 20%. The additional cost reduction measures announced today and planned to commence at the end of April include: lower payroll costs through a combination of reduced work weeks and furloughs, suspension of the Company’s 401(k) contributions, and executive salary cuts of at least 10 percent resulting in a total cash compensation reduction of approximately 20%. The Company also announced plans to further reduce capital expenditures in 2009 to strengthen the Company’s liquidity position. Management previously announced anticipated 2009 capital expenditures of $10 million compared to approximately $27 million in 2008. The 2009 capital expense budget was revised to a target of $3 million.

“Our Company is going through unprecedented change in a very challenging environment and we are asking Castle employees to make many sacrifices. However, we are taking these measures with the goal of sustaining the Company for a strong future for our shareholders, customers and our employees,” said Michael Goldberg, President and CEO of A. M. Castle & Co. “While we have already taken numerous measures to reduce costs, continued decline in demand requires us to take further steps to better position ourselves for success once the economy recovers.”

A. M. Castle

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Goldberg added, “Despite these near term challenges, we are focused on maintaining profitability and operating with a low cost structure. We remain committed to completing our Oracle ERP implementation by year-end, which will be critical in driving our Company’s future growth and emerging from this economic turmoil as a more lean and competitive business.”

About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, principally serving the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 56 locations throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Forward Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the company assumes no obligation to update the information included in this press release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions are not guarantees of performance or results and they involve risks, uncertainties and assumptions. For a further description of these factors, see Item 1A. Risk Factors of our Form 10-K for the fiscal year ended December 31, 2008, which was filed on March 11, 2009. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.